EX-99.906CERT

Section 906 Certifications

                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      JOHN V. MURPHY, Principal Executive Officer, and BRIAN W. WIXTED, Chief Financial Officer, of OFI Tremont Core Strategies Hedge Fund (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2005 (the "Form N-CSR") fully complies with the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer               Chief Financial Officer

OFI Tremont Core Strategies Hedge Fund    OFI Tremont Core Strategies Hedge Fund

/s/ John V. Murphy                        /s/ Brian W. Wixted
-------------------------------           -------------------------------
John V. Murphy                            Brian W. Wixted

Date: May 13, 2005                        Date: May 13, 2005

                                OPPENHEIMER FUNDS
                           Two World Financial Center
                               225 Liberty Street
                          New York, New York 10281-1008

         DESCRIPTION OF PORTFOLIO PROXY VOTING PROCEDURES AND GUIDELINES
                              ADOPTED JULY 1, 2003

      Under the investment advisory agreement between OppenheimerFunds, Inc. ("OFI") and each Oppenheimer fund, OFI regularly provides investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities. Voting proxies relating to securities held by the Oppenheimer funds ("portfolio proxies") is within OFI's responsibility to supervise the Funds' investment program.

      In addition, OFI is the sub-adviser for more than 20 funds across 12 outside fund families. Pursuant to the sub-advisory agreement between OFI and each such fund's advisor, OFI is responsible for portfolio proxy voting unless the adviser has directed OFI to the contrary in writing.

OBJECTIVE

      OFI has a fiduciary duty under its investment advisory and sub-advisory agreements to vote portfolio proxies in the best interests of the Fund and its shareholders. OFI undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Funds. When making portfolio proxy voting decisions on behalf of the Funds, OFI adheres to its Proxy Voting Guidelines. These Guidelines set forth OFI's position on routine issues and parameters for assessing non-routine issues. In the case of social and political responsibility issues, OFI believes they do not primarily involve financial considerations and OFI abstains from voting on those issues.

PROXY VOTING AGENT

      OFI, on behalf of the Funds, has engaged an independent unaffiliated third-party as its agent to vote portfolio proxies in accordance with the Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The proxy voting agent is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the Funds' portfolio securities are processed in a timely fashion. To the extent applicable, the proxy voting agent will refer proxy voting questions to the Proxy Voting Coordinator (described below) for instructions under circumstances where: (1) a particular proxy question is not covered by the Proxy Voting Guidelines; or (2) the Proxy Voting Guidelines call for instructions on a case-by-case basis.

PROXY VOTING COORDINATOR

      The Proxy Voting Coordinator, who reports to a senior attorney within OFI's Legal Department, is responsible for monitoring proxy voting by the proxy voting agent. The Proxy Voting Coordinator deals directly with the proxy voting agent and, as to questions referred by the proxy voting agent, will solicit recommendations and instructions from OFI's investment professionals, as appropriate. The Proxy Voting Coordinator will review the investment professionals' recommendation with the senior attorney in determining how to vote the portfolio proxy. The Proxy Voting Coordinator is responsible for ensuring that these questions are responded to in a timely fashion and for transmitting appropriate voting instructions to the proxy voting agent.

CONFLICTS OF INTEREST

      OFI's primary consideration when voting proxies is the financial interests of the Funds and their shareholders. It is possible that a conflict of interest may arise between the interests of the Fund's shareholders and OFI or its directly-controlled affiliates in voting a portfolio proxy. A potential conflict of interest situation may include where an OFI directly-controlled affiliate manages or administers the assets of a pension plan of the company soliciting the proxy, and failure to vote the proxy as recommended by the company's management might harm the OFI affiliate's business relationship with the company. In order to prevent potential conflicts of interest between OFI and its directly-controlled affiliates, OFI and its directly-controlled affiliates each maintain separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. When voting proxies on behalf of Fund shareholders, OFI votes in a manner consistent with the best interest of the Fund and its shareholders, and votes a company's proxies without regard to any other business relationship between OFI (or its directly-controlled affiliates) and the company.

SUMMARY OF PORTFOLIO PROXY VOTING GUIDELINES

      The following is a summary of the Portfolio Proxy Voting Guidelines under which OFI votes proxies relating to securities held by (i) the Oppenheimer funds, and (ii) the funds for which OFI is the sub-adviser (unless the fund's adviser has advised OFI that the adviser will vote the fund's portfolio proxies). Under Portfolio Proxy Voting Guidelines:

o We vote with the recommendation of the company's management on routine matters, including election of directors nominated by management and ratification of auditors, unless circumstances indicate otherwise.

o In general, we oppose anti-takeover proposals and support elimination of anti-takeover proposals, absent unusual circumstances.

o We support shareholder proposals to reduce a super-majority vote requirement.

o     We oppose management proposals to add a super-majority vote requirement.

o We oppose proposals to classify the board of directors. A company that has a classified, or staggered, board is one in which directors are typically divided into three classes, with each class serving three-year terms; each class's reelection occurs in different years. In contrast, all directors of an annually elected board serve one-year terms and the entire board stands for election each year. We believe classified boards inappropriately limit the ability of shareholders to effect change in a board's composition.

o We support proposals to eliminate cumulative voting. Cumulative voting permits a shareholder to amass (cumulate) all his or her votes for directors and apportion these votes among one, a few, or all of the directors on a multi-candidate slate. We believe cumulative voting promotes special interest candidates who may not represent the interests of all shareholders.

o     We oppose re-pricing of stock options.

o In general, we consider executive compensation questions such as stock option plans and bonus plans to be ordinary business activity. We analyze stock option plans, paying particular attention to their dilutive effective. While we generally support management proposals, we oppose compensation plans we consider to be excessive.

Adopted July 1, 2003